Exhibit 1.1

CELYAD SA

[●] Ordinary Shares

and

[●] Ordinary Shares

delivered in the form of [●] American Depository Shares

(without nominal value)

UNDERWRITING AGREEMENT

[●], 2015

UNDERWRITING AGREEMENT

[●], 2015

UBS Securities LLC

as Managing Underwriter

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

Celyad SA, a limited liability company (société anonyme), incorporated under the laws of Belgium as Cardio3 Biosciences SA (the “Company”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), an aggregate of (i) [●] ordinary shares, without nominal value (“Ordinary Shares”), of the Company (the “Firm Shares”) in a private placement in Europe and countries outside the United States and Canada, and (ii) [●] Ordinary Shares to be delivered in the form of American Depository Shares (“ADS”) through a public offering in the United States (the “Firm ADSs”, and together with the Firm Shares, the “Firm Securities”).

In addition, solely for the purpose of covering over-allotments in the context of the offering of the Firm Shares and Firm ADSs, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional [●] Ordinary Shares (the “Additional Shares”, and together with the Firm Shares, the “Shares”) and [●] Ordinary Shares, to be delivered in the form of ADSs (the “Additional ADSs”, and together with the Additional Shares, the “Additional Securities”). The Firm Securities and the Additional Securities (to the extent that the Over-Allotment Option pursuant to Section 2 is exercised) are collectively referred to as the “Securities”. The Securities are described in the Prospectus which is referred to below.

The Company shall, following subscription by the Underwriters of the Securities, deposit, on behalf of the Underwriters, the Ordinary Shares being delivered in the form of Firm ADSs (the “Firm ADS Shares”) and the Ordinary Shares being delivered in the form of Additional ADSs (the “Additional ADS Shares”, and together with the Firm ADS Shares, the “ADS Shares”) with Citibank International Limited as custodian (the “Custodian”) for Citbank, N.A., (the “Depositary”), which shall deliver the ADSs to the Representative for the account of the several Underwriters for subsequent delivery to the other several Underwriters or the investors, as the case may be.

Each ADS will represent one Ordinary Share and will be evidenced by American Depository Receipts (“ADRs”) to be issued by the Depositary, pursuant to the deposit agreement dated [●] 2015 (the “Deposit Agreement”) by and among the Company, the Depositary and the holders and beneficial holders from time to time of the ADSs. Each reference herein to an ADR shall include the corresponding ADS and vice versa.

The Company’s board of directors has decided on June [12], 2015, pursuant to article 7 (capital autorisé) of the Company’s articles of association (the “Articles of Association”), to increase its share capital by issuing the Firm Shares and the Firm ADS Shares and, subject to the exercise of the Over-Allotment Option pursuant to Section 2, the Additional Shares and the Additional ADS Shares, without preferential subscription rights for existing shareholders (the “Capital Increase”).

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (File No. 333- 204251) under the Act, including a prospectus, relating to the registration of the sale of the Securities. The Company has filed with the Commission a registration statement on Form F-6 (File No. 333-204724) relating to the registration of the Firm ADSs and the Additional ADSs.

Except where the context otherwise requires, “Registration Statement”, as used herein, means the registration statement, as amended, at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof, (ii) any information contained in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430A or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Securities pursuant to Rule 462(b) under the Act.

Except where the context otherwise requires, “Prospectus”, as used herein, means the prospectus, relating to the Securities, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), or, if no such filing is required, the final prospectus included in the Registration Statement at the time it became effective under the Act, in each case in the form furnished by the Company to you for use by the Underwriters and by dealers in connection with the offering of the Securities.

“Preliminary Prospectus”, as used herein, means, as of any time, the prospectus relating to the Securities that is included in the Registration Statement immediately prior to the Effective Time.

“Permitted Free Writing Prospectuses”, as used herein, means the documents listed on Schedule B attached hereto and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Securities contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act) (each such road show, an “Electronic Road Show”). The Underwriters have not offered or sold and will not offer or sell, without the Company’s consent, any Securities by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.

“Covered Free Writing Prospectuses”, as used herein, means (i) each “issuer free writing prospectus” (as defined in Rule 433(h)(1) under the Act), if any, relating to the Securities, which is not a Permitted Free Writing Prospectus and (ii) each Permitted Free Writing Prospectus.

“Exempt Written Communication”, as used herein, means each written communication, if any, by the Company or any person authorized to act on behalf of the Company made to one or more qualified institutional buyers (“QIBs”) as such term is defined in Rule 144A under the Act and/or one or more institutions that are accredited investors (“IAIs”), as defined in Rule 501(a) under the Act to determine whether such investors might have an interest in a contemplated securities offering.

“Exempt Oral Communication”, as used herein, means each oral communication made prior to the filing of the Registration Statement by the Company or any person authorized to act on behalf of the Company made to one or more QIBs and/or one or more IAIs to determine whether such investors might have an interest in a contemplated securities offering.

“Permitted Exempt Written Communication”, as used herein, means the documents listed on Schedule B attached hereto.

“Covered Exempt Written Communication”, as used herein, means (i) each Exempt Written Communication that is not a Permitted Exempt Written Communication and (ii) each Permitted Exempt Written Communication.

“Disclosure Package”, as used herein, means, collectively, with the pricing information set forth on Schedule B attached hereto, the Preliminary Prospectus and all Permitted Free Writing Prospectuses, if any, considered together.

“Applicable Time”, as used herein, means [●] [“A.M.” / “P.M.”], New York City time, on [●], 2015.

As used in this Agreement, “business day” shall mean a day on which The NASDAQ Stock Market and/or Euronext Brussels and Euronext Paris are open for trading, as applicable. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

The Company has prepared and filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), a registration statement (as amended, the “Exchange Act Registration Statement”) on Form 8-A (File No. [●]) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the class of securities consisting of the Ordinary Shares and the ADSs.

The Company and the Underwriters agree as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company (i) the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 9 hereof, in each case at a purchase price of €[●] per Share (the “Share Purchase Price”) and (ii) the number of Firm ADSs set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 9 hereof, in each case at a purchase price of $[●] per ADS (the “ADS Purchase Price”). The Company is advised by you that the Underwriters intend (i) to make a public offering in the United States of their respective portions of the Firm ADSs as soon after the effective date of the Registration Statement as in your judgment is advisable, (ii) to participate in a concurrent private placement in Europe and countries outside of the United States and Canada of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (iii) initially to offer the Firm ADSs and Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine. The Company agrees to deliver the Firm ADS Shares, on behalf of the Underwriters, to the Custodian acting as custodian for the Depositary, in the manner contemplated by the Prospectus.

2. In addition, the Company hereby grants to the several Underwriters the option (the “Over-Allotment Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares and Firm ADSs to be purchased by each of them, all or a portion of the Additional Shares and Additional ADSs as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares and the Firm ADSs, at the Share Purchase Price and ADS Purchase Price, as applicable. The Over-Allotment Option may be exercised by UBS Securities LLC (“UBS”) on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares and Additional ADSs as to which the Over-Allotment Option is being exercised and the date and time when the Additional Shares and Additional ADSs are to be delivered; provided, however, that the Additional Closing Date shall not be earlier than the Closing Date (as defined below), nor earlier than the second business day after the date on which the Over-Allotment Option shall have been exercised, nor later than the tenth business day after the date on which the Over-Allotment Option shall have been exercised. The number of Additional Shares and Additional ADSs to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares and Additional ADSs being purchased as the number of Firm Shares and Firm ADSs set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares and Firm ADSs (subject, in each case, to such adjustment as UBS may determine to eliminate fractional shares), subject to adjustment in accordance with Section 9 hereof. The Company agrees to take such steps to cause the delivery of the Additional Shares and Additional ADSs to the Underwriters (for the Additional ADSs, on behalf of the Underwriters, to the Custodian acting as custodian for the Depositary), in the manner contemplated by the Prospectus.

3. Payment and Delivery. Payment of the Share Purchase Price or ADS Purchase Price, as applicable, for the Firm Securities shall be made to the Company in Euro, with the ADS Purchase Price to be converted from USD to Euro at the USD to Euro rate of June [18], 2015 as agreed by the Company and the Representative on the date hereof, by or on behalf of the Representative in immediately available funds to a blocked account opened in the name of the Company with ING Belgium SA/NV (“ING”) with number BE 66 3631 4849 7643 (the “Blocked Account”). Such payment is to be received at or before 9:00 am, Central European Time, by the 3rd business day after the date of this Agreement, such time and date being referred to as the “Closing Date”, or in the case of the Additional Securities, on the date and the time specified by the Representative in written notice to the Underwriters’ election to purchase such Additional Securities. The time and date for such payment for the Additional Securities, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

The Blocked Account shall be an account that qualifies as special account pursuant to Article 600 of the Belgian Company Code. Promptly upon receipt of the funds on the Blocked Account in accordance with this Section 3, ING shall issue to the Company a certificate in accordance with Article 600 of the Belgian Company Code confirming receipt of the purchase price for all of the Firm Securities on the Blocked Account. The effective realization of the Capital Increase and issuance of [•] Ordinary Shares to be issued by the Company, as decided by the meeting of the board of directors held on June [12], 2015, shall then be acknowledged by two directors of the Company (or an attorney-in-fact that has been substituted for such directors) and recorded by notarial deed in accordance with Article 589 of the Belgian Company Code (the “Deed”), and the Firm Securities will be issued and subscribed by the Underwriters which, for the purposes of the Capital Increase, shall be acting in their own name but for the account of the investors to whom the Firm Securities will be placed (including in the form of ADSs).

As compensation for the Underwriters’ commitments, the Company shall pay to the Representative for the Underwriters’ commitments such amounts as set forth on the attached Schedule D hereto. Such payment shall be made by the Company promptly following the issuance of the Firm Securities (or the Additional Securities, as the case may be) and the acknowledgment and recording of the Deed on the Closing Date (or the Additional Closing Date).

Following the completion of the Capital Increase and the issuance of the Firm Securities to the Underwriters, the Underwriters shall transfer title with respect to the Firm ADS Shares to the Custodian acting as the custodian of the Depositary on the Closing Date to enable delivery by the Depositary of the Firm ADSs in respect of the Firm ADS Shares to the Representative for the account of the several Underwriters, for subsequent delivery to the other several Underwriters or the investors, as the case may be.

Payment of the purchase price for the Additional Securities and transfer of title with respect to the Additional ADS Shares and delivery of the Additional ADSs shall be made at the Additional Closing Date in the same manner and at the same office and time of day as the payment, transfer of title and delivery for the Firm Securities and Firm ADSs.

Deliveries of the documents described in Section 7 hereof with respect to the purchase of the Securities shall be made at the offices of Cooley LLP at 500 Boylston Street, Boston, MA 02116, at 9:00 A.M., New York City time, on the Closing Date and/or the Additional Closing Date, as the case may be.

4. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) the Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Securities pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Securities; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission; the Exchange Act Registration Statement has become effective as provided in Section 12 of the Exchange Act;

(b) as of the Effective Time, the Registration Statement complied in all material respects with the requirements of the Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the conditions to the use of Form F-1 in connection with the offering and sale of the Securities as contemplated hereby have been satisfied; as of the Applicable Time, the Preliminary Prospectus complied in all material respects with the requirements of the Act (including, without limitation, Section 10(a) of the Act) and the Disclosure Package did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of its date, the Closing Date and each Additional Closing Date, if any, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act) and, as of the date the Prospectus is filed with the Commission, the Closing Date and any Additional Closing Date, if any, the Prospectus will not, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty in this Section 4(b) with respect to any statement contained in the Registration Statement, the Disclosure Package or the Prospectus made in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement, the Disclosure Package or the Prospectus;

(c) prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Securities by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Securities, in each case other than the Preliminary Prospectus, the listing prospectus for the purposes of the listing of the Shares, the ADS

Shares and the Non-Listed Shares (as defined herein) on Euronext Brussels and Euronext Paris, pursuant to article 23 of the Belgian law of June 16, 2006 on public offerings of investment instruments and admission to trading on a regulated markets, as amended (the “Listing Prospectus”) and the Permitted Free Writing Prospectuses, if any, and the Permitted Exempt Written Communications, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is accompanied or preceded by the most recent Preliminary Prospectus that contains a price range or the Prospectus, as the case may be, and that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); each of the Preliminary Prospectuses dated [•], 2015 is a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act, including a price range where required by rule; neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Securities, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Securities contemplated by the Registration Statement, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary under the circumstances that the Company be considered an “ineligible issuer”; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act), Exempt Oral Communications and Covered Exempt Written Communications related to the offering of the Securities contemplated hereby are solely the property of the Company; the Company has caused there to be made available at least one version of a “bona fide electronic road show” (as defined in Rule 433 under the Act) in a manner that, pursuant to Rule 433(d)(8)(ii) under the Act, causes the Company not to be required, pursuant to Rule 433(d) under the Act, to file, with the Commission, any Electronic Road Show;

(d) a registration statement on Form F-6 (No. 333-204724), and any amendments thereto, in respect of the ADSs has been filed with the Commission; such registration statement in the form heretofore delivered to the Underwriters has become effective under the 1933 Act; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and, to the Company’s knowledge, no proceeding for that purpose has been initiated or threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “ADS Registration Statement”); and the ADS Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the 1933 Act, and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(e) the Listing Prospectus, as at its date and as at the Closing Date (i) did not contain and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) did not contain and will not contain any statement that conflicts with the Prospectus and (iii) contains and will contain all material information with respect to the Company, the Shares and ADS Shares and no material fact or matter was or will be omitted which will be necessary to enable investors to make an informed assessment of the assets and liabilities, financial position, profits and losses of the Company and of the rights attaching to the Shares and ADS Shares;

(f) as of the date of this Agreement, the Company qualifies as an emerging growth company (“EGC”), as defined in Section 2(a)(19) of the Act;

(g) each Permitted Exempt Written Communication, if any, did not as of its date include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(h) [Reserved];

(i) the Company has filed publicly on the Commission’s EDGAR database at least 21 calendar days prior to any “road show,” (as defined in Rule 433 under the Act) any confidentially submitted registration statements and registration amendments relating to the offer and sale of the Securities;

(j) each Covered Exempt Written Communication, if any, does not as of the date hereof conflict with the information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus;

(k) as of the date of this Agreement, the Company has an issued share capital (capital social) and authorized share capital (capital autorisé) as set forth in the sections of the Registration Statement, the Disclosure Package and the Prospectus entitled “Capitalization” and “Description of Share Capital”, and, as of the Closing Date and the Additional Closing Date, as the case may be, the Company shall have an authorized share capital (capital autorisé) and issued share capital (capital social) as set forth in the sections of the Registration Statement, the Disclosure Package and the Prospectus entitled “Capitalization” and “Description of Share Capital” (subject, in each case, to the issuance of Ordinary Shares upon exercise of warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus; except as described in the Registration Statement, the Preliminary Prospectus

and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible or exchangeable for, any Ordinary Shares or other equity interests in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any Ordinary Shares or other equity interests in the Company, any such convertible or exchangeable securities or any such rights, warrants or options; the Company has the statutorily required minimum capital under Belgian law; all of the issued and outstanding shares of capital stock or other equity interests, including the Ordinary Shares, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws in Belgium and in compliance with all other securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; and the Articles of Association of the Company, in the form filed as an exhibit to the Registration Statement, have been heretofore duly authorized and approved in accordance with the Belgian Company Code and shall be in full force and effect at or before the Closing Date, except for the Capital Increase and issuance of any Ordinary Shares pursuant to this Agreement; the ADSs are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on The NASDAQ Global Market (“NASDAQ”). The ADS Shares, when issued to the Underwriters, may be freely deposited by the Underwriters with the Custodian for the account of the Depositary against issuance of ADRs evidencing ADSs; the ADSs, when issued and delivered, will be freely transferable by the Company to or for the account of the several Underwriters and (to the extent described in the Registration Statement, the Disclosure Package and the Prospectus) the initial purchasers thereof; and there are no restrictions on subsequent transfers of the Shares or the ADSs under the laws of Belgium or the United States except as described in the Registration Statement, the Disclosure Package and the Prospectus under the captions “Description of Share Capital”, “Description of American Depositary Shares” and “Shares and ADSs Eligible for Future Sale”;

(l) the resolutions of the Company’s board of directors in relation to the approval and authorization of the Capital Increase, the issuance of the Securities and the amendment to the Articles of Association resulting from the Capital Increase have been validly passed, any pre-emptive rights relating thereto were validly dis-applied, and no objections against the Capital Increase or action to have such resolutions declared void have been taken or filed to the knowledge of the Company, and following the issuance and delivery of the Shares and the ADS Shares, the Shares and the ADS Shares shall enjoy the same rights and privileges as, and will in all respect, including entitlement to dividends, be of similar ranking (pari passu) as the existing and outstanding Ordinary Shares of the Company at the time of their issuance; the authorization of the Company’s board of directors to increase the share capital of the Company by issuing the Shares and the ADS Shares has not been withdrawn;

(m) the Company has been duly incorporated for an unlimited duration and is validly existing as a limited liability company (société anonyme) in good standing under the laws of Belgium and no steps have been taken or contemplated by the Company or, to the knowledge of the Company, taken or threatened by a third party for its nullity, bankruptcy, liquidation, receivership or reorganization or any other similar proceeding, has not had any petition filed or other proceedings commenced for an administration order, had not been appointed a receiver, liquidator, trustee, custodian or similar official in any jurisdiction in respect of any part of the business or assets of the Company, and has full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and to execute and deliver this Agreement and the Deposit Agreement and to issue, sell and deliver the Securities as contemplated herein;

(n) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, either (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and the Subsidiaries (as defined below) taken as a whole, (ii) prevent or materially interfere with consummation of the transactions contemplated hereby or (iii) prevent the ADSs from being accepted for listing on, or result in the delisting of the ADSs from, NASDAQ (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i), (ii) and (iii) being herein referred to as a “Material Adverse Effect”);

(o) the Company has no subsidiaries (as defined under the Act) other than Cardio3 Inc. and CorQuest Medical, Inc. (collectively, the “Subsidiaries”); the Company owns all of the issued and outstanding share capital or capital stock, as applicable, of each of the Subsidiaries; other than the share capital or capital stock, as applicable, of the Subsidiaries and Cardio3 BioSciences Asia Ltd. (a joint venture of which the Company has 40% of the ownership interests), the Company does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity; complete and correct copies of the Articles of Association, Certificate of Incorporation and Certificate of Formation, as applicable, as amended and restated from time to time (the “Articles”), and the By-laws, as applicable, of the Company and each Subsidiary have been delivered to you, and, except as set forth in the exhibits to the Registration Statement, no changes therein will be made on or after the date hereof through and including the Closing Date or, if later, any Additional Closing Date (except to reflect the Capital Increase and the issuance of any Ordinary Shares pursuant to this Agreement); each Subsidiary has been duly incorporated or formed, as applicable, and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation, with full corporate or organizational power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, except where the failure to be in good standing would not have a Material Adverse Effect; each Subsidiary is duly qualified to do business as a foreign corporation or limited liability company, as applicable, and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding share capital or shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and, except as would not have a Material Adverse Effect, are owned by the Company subject to no security interest, other encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into share capital or shares of capital stock or ownership interests in the Subsidiaries are outstanding;

(p) the Securities have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Securities, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Belgian Company Code or the Company’s Articles of Association or any agreement or other instrument to which the Company is a party;

(q) the share capital of the Company, including the Securities, conforms to each description thereof, if any, contained in the Registration Statement, the Disclosure Package and the Prospectus;

(r) this Agreement and the Deposit Agreement have been duly authorized by all necessary corporate action by the Company, have been duly executed and delivered by the authorized representatives of the Company and each constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; upon issuance by the Depositary of ADRs evidencing ADSs and the deposit of ADS Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADSs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs and ADSs conform in all material respects to the descriptions thereof contained in the Registration Statement, the Disclosure Package and the Prospectus;

(s) neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its Articles of Association or By-laws, as applicable, (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, (C) any U.S. or Belgian federal, state, local or foreign law, regulation or rule, (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority having jurisdiction over the Company or the Subsidiaries (including, without limitation, the rules and regulations of Euronext or NASDAQ), or (E) any decree, judgment or order applicable to it or any of its properties, except, in the case of clauses (B), (C), (D) and (E), for any such breach, violation, default, repurchase, redemption or repayment as would not, individually or in the aggregate, have a Material Adverse Effect;

(t) the execution, delivery and performance of this Agreement and the Deposit Agreement, the issuance and sale of the Securities and the consummation of the transactions contemplated hereby and thereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary pursuant to) (A) the Articles of Association or By-laws, as applicable, of the Company or any of the Subsidiaries, (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, (C) any U.S. or Belgian federal, state, local or foreign law, regulation or rule, (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority having jurisdiction over the Company or the Securities (including, without limitation, the rules and regulations of Euronext or NASDAQ), or (E) any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties, except, in the case of clauses (B), (C), (D) and (E), for any such breach, violation, default, repurchase, redemption or repayment as would not, individually or in the aggregate, have a Material Adverse Effect;

(u) the ADSs have been listed on NASDAQ, and the Company is not aware of any notice of delisting;

(v) the Ordinary Shares of the Company currently issued with the exception of 102,395 Ordinary Shares (the “Non-Listed Shares”) are, and all Ordinary Shares of the Company (including the Non-Listed Shares) will on the Closing Date be, duly listed on Euronext Brussels and Euronext Paris and freely tradable; the Company is in compliance with all listing and admission requirements and continuing obligations pursuant to applicable laws and the rules of Euronext and is in compliance in all material respects with the applicable laws and circulars published by the Belgian Financial Services and Markets Authority (“FSMA”);

(w) the Company is not aware of any price sensitive information (within the meaning of Article 2, 14° of the Belgian law of August 2, 2002, as amended) concerning the Company and/or its securities or any other information required to be made public by the Company under applicable law and regulation that has not been publicly disclosed. The issuance and delivery of the Securities to the final investors will not constitute a violation by the Company of any applicable law prohibiting “insider dealing” in securities or “market abuse” in any jurisdiction;

(x) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, Euronext or NASDAQ), or approval of the shareholders of the Company, is required to be obtained or made by the Company in connection with the deposit of the ADS Shares with the Depositary against issuance of ADRs evidencing the ADSs to be delivered, the issuance and sale of the Securities or the consummation by the Company of the transactions contemplated hereby and under the Deposit Agreement, other than (i) registration of the Securities under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters, (iii) under the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (iv) any listing applications and related consents or any notices required by NASDAQ in the ordinary course of the offering of the Securities; (v) the approval by the FSMA of the Listing Prospectus; (vi) the approval for listing on Euronext of the Shares and the ADS Shares to be issued and sold by the Company pursuant to this Agreement or (vii) filings with the Commission pursuant to Rule 424(b) under the Act;

(y) except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus or as otherwise have been waived, no person has (i) the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Ordinary Shares or shares of any other share capital or other equity interests of the Company, (ii) any preemptive rights, resale rights, rights of first refusal or other rights to purchase any Ordinary Shares or share capital of or other equity interests in the Company or (iii) the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Securities; no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Ordinary Shares or shares of any other capital stock of or other equity interests in the Company or to include any such shares or interests in the Registration Statement or the offering contemplated thereby other than those that have been otherwise waived;

(z) each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses, except where the failure to obtain such license, authorization, consent and approval would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(aa) except as disclosed in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of the Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, NASDAQ or Euronext), except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company or any Subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect;

(bb) the Company is a “foreign private issuer” as defined in Rule 405 of the Act;

(cc) PricewaterhouseCoopers Réviseurs d’Entreprises scrl, whose report on the consolidated financial statements of the Company and the Subsidiaries is included in the Registration Statement, the Disclosure Package and the Prospectus, are (i) independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board and (ii) independent auditors as required by the laws of Belgium and the applicable rules and regulations under such laws;

(dd) the financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (the “IASB”) applied on a consistent basis during the periods involved; the other financial data contained in the Registration Statement, the Disclosure Package and the Prospectus are, in all material respects, accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Disclosure Package or the Prospectus that are not included as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus; and all disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;

(ee) except as disclosed in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, each warrant granted under any equity incentive plan of the Company or any Subsidiary (each, an “Equity Plan”) was granted with a per share exercise price no less than the fair market value per share of Ordinary Shares on the grant date of such warrant, which is determined under the Company’s warrant plans to be the lower of (x) the average closing prices for the Company’s stock during thirty days preceding the grant date and (y) the closing sales price for the Company’s stock on the last market trading day prior to the grant date or determined by the Company’s board of directors, as applicable; each such warrant (i) was granted in compliance with applicable law and with the applicable Equity Plan(s), (ii) was duly approved by the board of directors (or a duly authorized committee thereof or an officer of the Company duly authorized by the board of directors or authorized committee thereof to make such grants) of the Company or such Subsidiary, as applicable, and (iii) has been properly accounted for in the Company’s financial statements in accordance with IFRS and disclosed in the Company’s filings with the Commission;

(ff) subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iv) any change in the capital stock or outstanding indebtedness of the Company or any Subsidiaries, other than exercise of warrants issued under equity plans or other routine equity awards or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary;

(gg) the Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of (i) each of its directors and “officers” (within the meaning of Rule 16a-1(f) under the Exchange Act) and (ii) each holder set forth on Schedule C hereto;

(hh) neither the Company nor any Subsidiary is, and solely after giving effect to the offering and sale of Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, neither of them will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”) or a “controlled foreign corporation” (a “CFC”), as such terms are defined in the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”); the Company does not have any plan or intention to conduct its business in a manner that would reasonably be expected, under current laws and regulations, to result in the Company becoming a CFC for its current taxable year or in the foreseeable future;

(ii) the Company and each of the Subsidiaries have good and marketable title to all property (real and personal, excluding for the purposes of this Section 4(hh), Intellectual Property (as defined below)) described in the Registration Statement, the Disclosure Package and the Prospectus as being owned by any of them, free and clear of all liens, claims, security interests or other encumbrances, except for such liens, claims, security interests or other encumbrances as would not have, individually or in the aggregate, a Material Adverse Effect; all the property described in the Registration Statement, the Disclosure Package and the Prospectus as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases, except where such failure to own or hold would not have, individually or in the aggregate, a Material Adverse Effect and except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws relating to creditor’s rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought;

(jj) except as disclosed in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, the Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Disclosure Package and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses as currently conducted or as currently proposed to be conducted (including the commercialization of products or services described in the Registration Statement, the Disclosure Package and the Prospectus as under development), except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, “Intellectual Property”); except as disclosed in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, (i) there are no third parties who have or, to the Company’s knowledge, will be able to establish rights to any Intellectual Property owned or purported to be owned by the Company or the Subsidiaries, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus disclose is licensed to the Company; (ii) to the Company’s knowledge, there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement, the Disclosure Package and the Prospectus as under development, infringe or violate, any patent, trademark, tradename, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (vi) the Company and the Subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any Subsidiary, and all such agreements are in full force and effect; (vii) to the Company’s knowledge, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property or that challenges the validity, enforceability or scope of any of the Intellectual Property; (viii) to the Company’s knowledge, there is no prior art that may render any patent application within the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office; and (ix) the product candidates described in the Registration Statement, the Disclosure Package and the Prospectus as under development by the Company or any Subsidiary fall within the scope of the claims of one or more patents owned by, or exclusively licensed to, the Company or any Subsidiary;

(kk) neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board or any other court in the US, Belgium or elsewhere, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, (ii) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (iii) there has been no violation of any U.S. or Belgian federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended, or any similar legislation from elsewhere in the world or the rules and regulations promulgated thereunder, to the extent applicable to the employees of the Company or any of the Subsidiaries;

(ll) the Company and the Subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and each of the Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material

Adverse Effect; there are no past or present events, conditions, circumstances, activities, practices, actions or omissions that could reasonably be expected to give rise to any material costs or liabilities to the Company or any Subsidiary under, or to interfere with or prevent compliance by the Company or any Subsidiary with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order known to the Company or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any U.S. or Belgian federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(mm) all tax returns required to be filed by the Company or any of the Subsidiaries have been timely filed (within any applicable time limit extensions permitted by the relevant tax authority), and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided;

(nn) the Company and each of the Subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks in accordance with customary industry practice to protect the Company and the Subsidiaries and their respective businesses; all such insurance is fully in force on the date hereof and is expected to be fully in force at the Closing Date and each Additional Closing Date, if any; neither the Company nor any Subsidiary has reason to believe that it will not be able to (i) renew any such insurance as and when such insurance expires or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted at a cost that would not result in any Material Adverse Effect;

(oo) neither the Company nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any Subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement;

(pp) the Company and each of the Subsidiaries, in the aggregate, maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(qq) the Company has established and, as of the Effective Time, maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent registered public accountants and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all “significant deficiencies” and “material weaknesses” (as such terms are defined in Rule 1-02(a)(4) of Regulation S-X under the Act) of the Company, if any, have been identified to the Company’s independent registered public accountants and are disclosed in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses, except for such changes, as are disclosed in the Registration Statement, that the Company is undertaking or has undertaken to remediate the material weaknesses disclosed in the Registration Statement, which changes (i) are reasonably designed to effect such remediation in a timely manner and, except as described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus, without material cost or a materially adverse effect on the business or operations of the Company and the Subsidiaries, taken as a whole, and (ii) are being diligently pursued by the Company, in accordance with the recommendations of the Audit Committee of the Company’s Board of Directors, and with the supervision of the Company’s Chief Executive Officer and Chief Financial Officer and such other appropriate personnel of the

Company; and the Company has taken all necessary actions to ensure that, upon and at all times after the filing of the Registration Statement, the Company and the Subsidiaries and their respective officers and directors, in their capacities as such, will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder;”

(rr) each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Disclosure Package and the Prospectus has been made with a reasonable basis and in good faith;

(ss) all statistical or market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(tt) neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Anti-Corruption Laws (as defined below); and the Company, the Subsidiaries and, to the knowledge of the Company, its affiliates have instituted and maintain policies and procedures designed to ensure continued compliance therewith;

In this Agreement, “Anti-Corruption Laws” means (i) the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, 1997 (the “OECD Convention”); (ii) the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”); (iii) the English common law offence of bribery and the Bribery Act 2010 of the United Kingdom (the “English Bribery Laws”); and (iv) any other applicable law in any applicable jurisdiction (including any (a) statute, ordinance, rule or regulation; (b) order of any court, tribunal or any other judicial body; and (c) rule, regulation, guideline or order of any public body, or any other administrative requirement) which: (x) prohibits the conferring of any gift, payment or other benefit on any person or any officer, employee, agent or adviser of such person; and/or (y) is broadly equivalent to the Foreign Corrupt Practices Act, the English Bribery Laws or was intended to enact the provisions of the OECD Convention or which has as its objective the prevention of corruption.

(uu) the operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the USA Patriot Act, the Bank Secrecy Act of 1970, as amended (to the extent applicable to the Company and the Subsidiaries), the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;

(vv) neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently subject to any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority; and the Company will not directly or indirectly use the proceeds of the offering of the Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any sanctions administered or enforced by such authorities;

(ww) the Company acknowledges that, in accordance with the requirements of the USA Patriot Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients;

(xx) no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus;

(yy) the preclinical tests and clinical trials conducted or sponsored by the Company and the Subsidiaries that are described in, or the results of which are referred to in, the Registration Statement, the Disclosure Package and the Prospectus were and, if still pending, are being conducted in all material respects in accordance with protocols, procedures and controls filed with the appropriate regulatory authorities for each such test or trial, as the case may be, and with standard medical and scientific research procedures; each description of the results of such tests and trials contained in the Registration Statement, the Disclosure Package and the Prospectus is accurate in all material respects and fairly presents the data derived from such tests and trials, and the Company and the Subsidiaries have no knowledge of any other studies or tests the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the Registration Statement, the Disclosure Package and the Prospectus; neither the Company nor any Subsidiaries has received any notices or other correspondence from the Food and Drug Administration of the U.S. Department of Health and Human Services or any committee thereof or from any other U.S. or foreign government or drug or medical device regulatory agency (collectively, the “Regulatory Agencies”) requiring the termination, suspension or modification of any clinical trials that are described or referred to in the Registration Statement, the Disclosure Package and the Prospectus; and the Company and the Subsidiaries have each operated and currently are in compliance in all material respects with all applicable rules, regulations and policies of the Regulatory Agencies;

(zz) the issuance and sale of the Securities as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for shares or options, warrants or other rights to purchase shares or any other securities of the Company to have any right to acquire any preferred shares of the Company;

(aaa) all dividends and other distributions declared and payable on the ADSs may under the current laws and regulations of Belgium be paid in United States dollars and may be freely transferred out of Belgium. All such dividends and other distributions are not subject to withholding or other taxes under the current laws and regulations of Belgium and are otherwise free and clear of any other tax, withholding or deduction in, and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authorities in, Belgium, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus;

(bbb) except pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby;

(ccc) neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any of their respective directors or officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

(ddd) to the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus;

(eee) no stamp or other issuance or transfer taxes or duties, levies, deductions, or charges are payable by, or required to be withheld on behalf of, the Underwriters to Belgium or any political subdivision or taxing authority thereof or therein in connection with (1) the deposit with the Depositary of the ADS Shares by the Underwriters against the issuance of the ADRs evidencing the ADSs, (2) the execution, delivery or performance of this Agreement or the Deposit Agreement or (3) the issuance, sale or delivery of the Securities to the Underwriters, other than (A) a Belgian stock exchange tax, if the Underwriters act, for purposes of the Belgian stock exchange tax, as a professional intermediary in Belgium on behalf of purchasers of Securities in relation to the purchase of Securities (secondary market transaction) (unless the purchasers are exempted from the Belgian stock exchange tax), and (B) a stamp duty of EUR 0.15 which is payable for each original copy of agreements containing a debt obligation or indebtedness for the benefit of banks, if signed or registered in Belgium; for those Underwriters that are not otherwise subject to taxation in Belgium, no capital gains, income or other taxes are payable by or on behalf of those Underwriters to Belgium or any political subdivision or taxing authority thereof or therein in connection with (x) the deposit with the Depositary of the ADS Shares by those Underwriters against the issuance of the ADRs evidencing the ADSs, (y) the execution, delivery or performance of this Agreement or the Deposit Agreement or (z) the issuance, sale or delivery of the Securities to those Underwriters;

(fff) neither the Company nor any of the Subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Belgium; the irrevocable and unconditional waiver and agreement of the Company contained in Section 13 of this Agreement not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of Belgium;

(ggg) the choice of the law of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of Belgium and will be honored by courts in Belgium;

(hhh) the Company has the power to submit, and pursuant to Section 14 of this Agreement and to Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court;

(iii) subject to compliance with the laws of Belgium on recognition and enforcement of judgments, any final judgment for a fixed sum of money rendered by a New York court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be recognized and enforced by courts in Belgium, without re-examining the merits of the case; and

(jjj) upon execution and delivery, this Agreement will be in proper legal form under the laws of Belgium for the enforcement hereof against the Company, except to the extent enforcement may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and general equity principles and, with respect to any indemnification or contribution provision, limited by the federal and state securities laws;

and to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement it is not necessary that this Agreement or any other document related hereto be filed, registered or recorded with or executed or notarized before, any governmental or regulatory authority or agency of Belgium.

In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to any Underwriter or counsel for the Underwriters in connection with the offering of the Securities shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

5. Certain Covenants of the Company. The Company hereby agrees:

(a) to prepare and file a Listing Prospectus and to use its best efforts to have such Listing Prospectus approved by the FSMA and cause the Shares, ADS Shares and the Non-Listed Shares to be listed on Euronext Brussels and Euronext Paris on the Closing Date and to maintain such listing so long as any Share or ADS Share is outstanding;

(b) to furnish such information as may be required and otherwise to cooperate in qualifying the Securities for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may reasonably request for the distribution of the Securities; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Securities); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(c) to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Securities, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(d) if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Securities may be sold, the Company will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as possible; and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner in accordance with such Rules);

(e) for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) to notify you immediately upon an event that causes the Company to no longer qualify as an EGC;

(f) if, at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities, the Registration Statement shall cease to comply with the requirements of the Act with respect to eligibility for the use of the form on which the Registration Statement was filed with the Commission, to (i) promptly notify you, (ii) promptly file with the Commission a new registration statement under the Act, relating to the Securities, or a post-effective amendment to the Registration Statement, which new registration statement or post-effective amendment shall comply with the requirements of the Act and shall be in a form reasonably satisfactory to you, (iii) use its best efforts to cause such new registration statement or post-effective amendment to become effective under the Act as soon as practicable, (iv) promptly notify you of such effectiveness and (v) take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement or post-effective amendment, if any;

(g) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Exchange Act Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus, or any request by the FSMA or Euronext for amendments or supplements to the Listing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration or the Exchange Act Registration Statement, any Preliminary Prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall reasonably object in writing;

(h) subject to Section 5(g) hereof, to file promptly all reports and documents required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities; and to provide you, for your review and comment, with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which you shall have reasonably objected in writing; and to promptly notify you of such filing;

(i) to advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 5(g) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;

(j) to make generally available (within the meaning of Rule 158 under the Act) to its security holders, and, if not available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), to deliver to you, an earnings statement (which need not be audited) of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than the date determined in accordance with the provisions of the last paragraph of Section 11(a) of the Act and (including, at the option of the Company, Rule 158(c) thereunder);

(k) if requested by you, to furnish to you three copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(l) if requested by you, to furnish to you as early as practicable prior to the Closing Date and any Additional Closing Date, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 7(e) hereof, provided, however, that the Company shall not be required to furnish any materials pursuant to this clause if such materials are available via EDGAR;

(m) to apply the net proceeds from the sale of the Securities in the manner set forth under the caption “Use of proceeds” in the Prospectus and to file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required by Rule 463 under the Act;

(n) to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Securities pursuant to and in accordance with this Agreement and the Deposit Agreement (including, for the avoidance of doubt, any stock transfer taxes and stamp or similar duties payable upon the deposit of the ADS Shares with the Depositary against issuance of ADRs evidencing the ADSs or the sale, or delivery of the Securities to the Underwriters), (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Securities for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Securities on any securities exchange, including, for the avoidance of any doubt, the listing of the Shares, the ADS Shares and the Non-Listed Shares on Euronext Brussels and Euronext Paris, or qualification of the Securities for quotation on NASDAQ and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Securities by FINRA, including the legal fees and filing fees and other disbursements of counsel to the Underwriters relating to FINRA matters, up to a maximum of $30,000, (vii) the fees and disbursements of any transfer agent, registrar or depositary for the Securities, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Securities to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the costs of all Exempt Oral Communications and Covered Exempt Written Communications, and half of the cost of any aircraft chartered in connection with the road show, provided, however, that except as otherwise provided herein, the Underwriters will pay all of their own costs and expenses, including the transportation and other expenses incurred by the Underwriters on their own behalf in connection with presentations to prospective purchasers of the Securities (including half of the cost of any aircraft chartered in connection with the road show), (ix) the costs and expenses of qualifying the Securities for inclusion in the book-entry settlement system of the DTC, (x) the preparation and filing of the Exchange Act Registration Statement, including any amendments thereto, (xi) the preparation and filing with the FSMA of the Listing Prospectus, and (xii) the performance of the Company’s other obligations hereunder;

(o) to comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;

(p) beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of UBS, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to any ADSs or Ordinary Shares or any other securities of the Company that are substantially similar to ADSs or Ordinary Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any ADSs or Ordinary Shares or any other securities of the Company that are substantially similar to ADSs or Ordinary Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of ADSs or Ordinary Shares or any other securities of the Company that are substantially similar to ADSs or Ordinary Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of ADSs or Ordinary Shares or such other securities, in cash or otherwise, or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale of the Securities as contemplated by this Agreement, (B) issuances of ADSs or Ordinary Shares upon the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus, (C) the issuance of employee warrants not exercisable during the Lock-Up Period and any filings related thereto pursuant to equity plans described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus, (D) the filing of a registration statement on Form S-8 to register securities issuable by the Company upon the exercise of warrants granted by the Company and (E) issuances of ADSs or Ordinary Shares or any other securities of the Company that are substantially similar to ADSs or Ordinary Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of ADSs or Ordinary Shares or such other securities, in cash or otherwise in connection with the acquisition of businesses, technologies, assets or intellectual property of another entity as long as (i) the aggregate amount of any such shares does not exceed

5% of the number of shares of ADSs or Ordinary Shares outstanding immediately after the issuance and sale of the Securities contemplated by the Registration Statement and (ii) each of the recipients of any such shares execute a Lock-Up Agreement for the remainder of the Lock-Up Period;

(q) except as required by applicable law, prior to the Closing Date or Additional Closing Date to provide you with reasonable advance notice of and opportunity to comment on any press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any Subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any Subsidiary, or the offering of the Securities, and to issue no such press release or communications or hold such press conference without your prior consent;

(r) not, at any time at or after the execution of this Agreement during the period when a prospectus relating to the Securities is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Securities, to, directly or indirectly, offer or sell any Securities by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Securities, in each case other than the Prospectus;

(s) not to, and to cause the Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

(t) to use its best efforts to cause the ADSs, including the Securities, to be listed for quotation on NASDAQ and to maintain the listing of the ADSs, including the Securities, for quotation on NASDAQ;

(u) to maintain a transfer agent or registrar, which such transfer agent or registrar may be the Depositary;

(v) for so long as the Company is subject to the reporting requirements of Section 13(g) or 15(d) of the Exchange Act, to furnish to the Commission on Form 6-K under the Exchange Act, semi-annually (other than the second semi-annual period, which shall be included in the Company’s Annual Report on Form 20-F), information, within 60 days of the end of such semi-annual period, with substantially the same form and content as would have been required for a Quarterly Report on Form 10-Q under the Exchange Act if the Company was not a “foreign private issuer” (as such term is defined in Rule 405 under the Securities Act), provided that the unaudited consolidated financial statements of the Company contained therein shall be prepared in accordance with IFRS as issued by the IASB;

(w) to announce the Underwriters’ intention to release any director or “officer” (within the meaning of Rule 16a-1(f) under the Exchange Act) of the Company from any of the restrictions imposed by any Lock-Up Agreement, by issuing, through a major news service, a press release, the form of which is attached as Exhibit A-2 hereto, that is reasonably satisfactory to UBS promptly following the Company’s receipt of any notification from UBS in which the Underwriters indicate such intention, but in any case not later than the close of the second business day prior to the date on which such release or waiver is to become effective; provided, however, that nothing shall prevent UBS, on behalf of the Underwriters, from announcing the same through a major news service, irrespective of whether the Company has made the required announcement; and further provided that no such announcement shall be made of any release or waiver granted solely to permit a transfer of securities that is not for consideration and where the transferee has agreed in writing to be bound by the terms of a Lock-Up Agreement in the form set forth as Exhibit A hereto; and

(x) to, prior to the time of the closing, [facilitate][deliver on behalf of] the Underwriters [to deposit] the ADS Shares with the [Depositary][Custodian] in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADRs evidencing ADSs will be issued by the Depositary against receipt of such ADS Shares and delivered to the Underwriters at the time of the closing.

6. Reimbursement of the Underwriters’ Expenses. If, after the execution and delivery of this Agreement, the Securities are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 9 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 5(n) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel; provided, however, that the Company shall not be required to reimburse the out of pocket expenses for any defaulting Underwriter.

7. Conditions of the Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, at the Closing Date and, if applicable, at the Additional Closing Date, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Company shall furnish to you on the Closing Date its Articles of Association and an executed copy of (i) the notarized minutes of the board of directors of the Company held on June [12], 2015; (ii) the special report of the Company’s board of directors pursuant to Article 596 of the Belgian Company Code; (iii) the special report of the Company’s statutory auditor pursuant to Article 596 of the Belgian Company Code; (iv) the minutes of the Company’s pricing committee held on June [18], 2015; and (v) a copy of the notarial deed of June [24], 2015 recording the issuance of the Firm Securities and ADS Shares. The Company shall furnish to you at the Additional Closing Date (if applicable), an executed copy of the notarial deed recording the issuance of such Additional Securities.

(b) The Company shall furnish to you at the Closing Date and, if applicable, at the Additional Closing Date, an opinion and negative assurance letter of Goodwin Procter LLP, U.S. counsel for the Company, addressed to the Underwriters, and dated the Closing Date or the Additional Closing Date, as the case may be, with executed copies for each Underwriter, in the forms set forth in Exhibits B1-1 and B1-2 hereto.

(c) The Company shall furnish to you at the Closing Date and, if applicable, at the Additional Closing Date, an opinion of Allen & Overy, LLP, Belgian counsel for the Company, addressed to the Underwriters, and dated the Closing Date or the Additional Closing Date, as the case may be, with executed copies for each Underwriter, in the form set forth in Exhibit B2 hereto.

(d) The Company shall furnish to you at the Closing Date and, if applicable, at the additional Closing Date, an opinion of [●], special counsel for the Company with respect to certain intellectual property matters, addressed to the Underwriters, and dated the Closing Date or the additional Closing Date, as the case may be, with executed copies for each Underwriter, in the form set forth in Exhibit B3 hereto.

(e) The Company shall furnish to you at the Closing Date and, if applicable, at the additional Closing Date, an opinion of Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, addressed to the Underwriters, and dated the Closing Date or the additional Closing Date, as the case may be, with executed copies for each Underwriter, in the form set forth in Exhibit B4 hereto.

(f) You shall have received from PricewaterhouseCoopers Réviseurs d’Enterprises scrl letters dated, respectively, the date of this Agreement, the date of the Prospectus, the Closing Date and, if applicable, the additional Closing Date, and addressed to the Underwriters (with executed copies for each Underwriter) in the forms reasonably satisfactory to UBS, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus.

(g) You shall have received at the Closing Date and, if applicable, at the Additional Closing Date, the favorable opinions of Cooley LLP, U.S. counsel for the Underwriters, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance reasonably satisfactory to UBS.

(h) You shall have received at the Closing Date and, if applicable, at the Additional Closing Date, the favorable opinions of Cleary Gottlieb Steen & Hamilton LLP, Belgian counsel for the Underwriters, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance reasonably satisfactory to UBS.

(i) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have objected in writing.

(j) The Registration Statement, the Exchange Act Registration Statement, the registration statement on Form F-6 and any registration statement required to be filed, prior to the sale of the Securities, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act or the Exchange Act, as the case may be. If Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).

(k) Prior to and at the Closing Date, and, if applicable, the Additional Closing Date, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) neither the Preliminary Prospectus nor the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Disclosure Package, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, and none of the Permitted Exempt Written Communications, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(l) The Company will, at the Closing Date and, if applicable, at the Additional Closing Date, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer, dated the Closing Date or the Additional Closing Date, as the case may be, in the form attached as Exhibit C hereto.

(m) You shall have received each of the signed Lock-Up Agreements referred to in Section 4(gg) hereof, and each such Lock-Up Agreement shall be in full force and effect at the Closing Date and the Additional Closing Date, as the case may be.

(n) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the Closing Date and, if applicable, the Additional Closing Date, as you may reasonably request.

(o) The ADRs shall have been approved for quotation on NASDAQ, subject only to notice of issuance and evidence of satisfactory distribution at or prior to the Closing Date or the Additional Closing Date, as the case may be.

(p) The Company shall have received a letter or other satisfactory documentation from the FSMA confirming the approval of the Listing Prospectus (as such prospectus has been published on or before the Closing Date).

(q) The Company shall have received a letter from Euronext confirming that on the Closing Date, or with respect to Additional Securities, on the Additional Closing Date, the Shares, the ADS Shares and the Non-Listed Shares shall have been approved for listing on Euronext Brussels and Euronext Paris.

(r) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

(s) The ADS Shares to be sold by the Company will be deposited with the Depositary, or the Custodian (acting as custodian for the Depositary), on behalf of the Underwriters, in accordance with the provisions of the Deposit Agreement and otherwise comply with the Deposit Agreement so that ADSs representing such Ordinary Shares will be issued by the Depositary, or the Custodian (acting as custodian for the Depositary), against receipt of such Ordinary Shares and ADSs and/or ADRs evidencing ADSs representing such Ordinary Shares delivered to the Underwriters at the Closing Date. The Depositary, or the Custodian (acting as custodian for the Depositary), shall have furnished or caused to be furnished to the Representative at the Closing Time certificates reasonably satisfactory to the Representative evidencing the deposit with it of the ADS Shares being so deposited against issuance of ADRs evidencing the ADSs to be delivered by the Company at the Closing Date, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such ADSs pursuant to the Deposit Agreement.

(t) The Deposit Agreement shall be in full force and effect.

8. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of UBS, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, the effect of which change or development is, in the judgment of UBS, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on Euronext, the NYSE, the American Stock Exchange or NASDAQ; (B) a suspension or material limitation in trading in the Company’s securities on NASDAQ or Euronext; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or Belgium; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or Belgium or a declaration by the United States or Belgium of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States, Belgium or elsewhere, if the effect of any such event specified in clause (D) or (E), in the judgment of UBS, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus.

If UBS elects to terminate this Agreement as provided in this Section 8, the Company and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Securities, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(n), 8 and 10 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 10 hereof) or to one another hereunder.

9. Increase in Underwriters’ Commitments. Subject to Sections 7 and 8 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Securities to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 7 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 hereof) and if the number of Firm Securities which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Securities, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm Securities they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Securities agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Securities shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Securities shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares and Firm ADSs set forth opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm ADSs hereunder unless all of the Firm ADS Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the Closing Date for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 9 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

If the aggregate number of Firm Securities which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Securities which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Securities which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10. Indemnity and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers and members, any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Act) of such Underwriter, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 10 being deemed to include any Preliminary Prospectus, the Prospectus and any amendments or supplements to the foregoing), in the Listing Prospectus, in any Covered Free Writing Prospectus, in any Covered Exempt Written Communication, in any “issuer information” (as defined in Rule 433 under the Act) of the Company, or in any Prospectus together with any combination of one or more of the Covered Free Writing Prospectuses, if any, and one or more Covered Exempt Written Communications, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus, any Permitted Free Writing Prospectus or any Permitted Exempt Written Communication, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, such Prospectus or Permitted Free Writing Prospectus or Permitted Exempt Written Communication or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus or Permitted Exempt Written Communication in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading, and will reimburse each “indemnified party” (defined below) for any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending against any loss, damage, expense, liability, claim, action, litigation, investigation or proceeding whatsoever (whether or not such indemnified party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such fees and expenses are incurred.

(b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or a Permitted Exempt Written Communication, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus or Permitted

Exempt Written Communication in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 10, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the retention of counsel reasonably satisfactory to such indemnified party, and pay all legal or other fees and expenses related to such Proceeding or incurred in connection with such indemnified party’s enforcement of subsection (a) of this Section 10; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability that such indemnifying party may have to any indemnified party or otherwise except to the extent of any prejudice caused to the indemnifying party by any omission or delay to notify. The indemnified party or parties shall have the right to retain its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the retention of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding, (ii) the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, retained counsel to defend such Proceeding or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the fees or expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section10(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d) If the indemnification provided for in this Section 10 is unavailable to an indemnified party under subsections (a) and (b) of this Section 10 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Securities. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments and not joint.

(f) The indemnity and contribution agreements contained in this Section 10 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors, officers or members or any person (including each partner, officer, director or member of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Securities. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Securities, or in connection with the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

11. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page of the Prospectus regarding the delivery of the Securities, the list of Underwriters and their respective participation in the sale of the Securities, the statements set forth under “Underwriting Commissions” in the Prospectus and the statements set forth in the paragraphs under the caption “Underwriting” in the Prospectus, only insofar as such statements relate to the amount of selling concession and reallowance or to over-allotment and stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 4 and 10 hereof.

12. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to 1285 Avenue of the Americas, New York, New York 10019, Attention: Syndicate (fax: (212) 713-3371); and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at Rue Edouard Belin 12, 1435 Mont-Saint-Guibert, Belgium (facsimile: +32(0) 10 39 41 41, Attention: Christian Homsy.

13. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflicts of law principles thereof. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

14. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York (each, a “New York Court”), which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement, the Registration Statement, the Disclosure Package, the Prospectus, the offering of the Securities or any transactions contemplated hereby in a New York Court, and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

The Company hereby irrevocably appoints CT Corporation System (the “Authorized Agent”) as its agent for service of process upon which process may be served in any such suit or proceeding that may be instituted in a New York Court, and agrees that service of process in any manner permitted by applicable law upon such Authorized Agent shall be deemed in every respect effective service of process in any manner permitted by applicable law upon the Company in any such suit or proceeding. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that the Authorized Agent has agreed to act as agent for service of process. The Company further agrees to take any and all action, including the filing of any and all documents and instruments, as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

The Company irrevocably waives, to the fullest extent permitted by law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the New York Courts, and with respect to any judgment in any way arising out of or relating to this Agreement, each party waives any such immunity in the New York Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement or related judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

15. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 10 hereof the controlling persons, partners, directors, officers, members and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

16. No Fiduciary Relationship. The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or has undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company and the Underwriters agree that the Underwriters are acting as principal and not the agent or fiduciary of the Company and no Underwriter has assumed, and none of them will assume, any advisory responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Company on other matters). The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

17. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

18. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

19. Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (a) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (b) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

20. Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency. Any placement services to be provided by UBS pursuant to the terms of this Agreement in the European Economic Area (“EEA”) shall be provided by its affiliate, UBS Limited, a limited liability company, with registered seat at 1 Finsbury Avenue London, EC2M 2PP, United Kingdom.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Company and the Underwriters, severally.

Very truly yours,

CELYAD SA

By:
Name:
Title:

Accepted and agreed to as of the date first above written, on behalf of itself and the other several Underwriters named in Schedule A

UBS SECURITIES LLC

By: UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE A

Underwriter	Number of Firm Shares	Number of Firm ADSs
UBS SECURITIES LLC		[●]
PIPER JAFFRAY & CO
PETERCAM NV/SA
BRYAN, GARNIER & CO.
LIFESCI CAPITAL, LLC
LAKE STREET CAPITAL MARKETS LLC
Total		[●]

SCHEDULE B

Permitted Free Writing Prospectuses

Permitted Exempt Written Communications

Pricing Information Provided Orally by Underwriters

Price per Share to the public: $[●]

Price per ADS to the public: $[●]

Number of Firm Shares Offered: [●]

Number of Firm ADSs Offered: [●]

Number of Additional Shares: [●]

Number of Additional ADSs: [●]

SCHEDULE C

SCHEDULE D

As compensation for the Underwriters’ commitments, the Company shall pay to the Representative for the Underwriters’ proportionate accounts the sum of (i) the product of €[●] and the number of Ordinary Shares (including any Additional Securities in the form of Ordinary Shares) purchased by the Underwriters from the Company on the Closing Date (or the Additional Closing Date, as the case may be) and (ii) the product of $[●] and the number of ADSs (including any Additional Securities in the form of ADSs) purchased by the Underwriters from the Company on the Closing Date (or the Additional Closing Date, as the case may be). Such payment shall be made by the Company promptly following the issuance of the Firm Securities (or the Additional Securities, as the case may be) and the acknowledgment and recording of the Deed on the Closing Date (or the Additional Closing Date) with respect to such Firm Securities (or such Additional Securities, as the case may be) purchased on such date by wire transfer or credit of immediately available funds to an account designated by the Representative, in Euro, with the amount of USD being converted to Euro at the Exchange Rate.